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             Chase Manhattan Credit Card Master Trust Series 1996-3
                                 April 16, 2001
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                                    EXHIBIT C
                  FORM OF MONTHLY CERTIFICATEHOLDERS STATEMENT
                       THE CHASE MANHATTAN BANK USA, N.A.
             Chase Manhattan Credit Card Master Trust Series 1996-3

                                   For the Distribution Date                                                   04/16/01
                                   For the Monthly Period                                                            58

Under Section 5.02 of the Pooling and Servicing Agreement dated as of June 1,
1991 and the Series 1996-3 Supplement dated as of June 1, 1996 (together, the
Agreement) by and between The Chase Manhattan Bank USA, N.A. (Chase) and Yasuda
Bank and Trust Company (U.S.A.), as trustee (the Trustee), Chase, as Servicer, is required to prepare certain information each month regarding current distributions to Series 1996-3 Certificateholders and the performance of the
Chase Manhattan Credit Card Master Trust (the Trust) and the Series 1996-3 Class
A Certificates and Series 1996-3 Class B Certificates during the previous month.
The information which is required to be prepared with respect to the
Distribution Date and with respect to the performance of the Trust during the month (the Monthly Period) is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Series
1996-3 Investor Certificate (a Certificate). Certain other information is
presented based on the aggregate amounts for the Trust as a whole. Capitalized                                 04/16/01
terms used in this Certificate have their respective meanings set forth in the                              March, 2001
Agreement.                                                                                                           58

I.    INFORMATION REGARDING THE CURRENT MONTHLY DISTRIBUTION TO THE CLASS A AND
      CLASS B CERTIFICATEHOLDERS (STATED ON THE BASIS OF $1,000 ORIGINAL
      CERTIFICATE PRINCIPAL AMOUNT)

      A)     The total amount of the distribution to Series 1996-3 Certificateholders on                       04/16/01
             per $ 1,000 original certificate principal amount
             (1)         Class A Certificateholders                                                            5.866667
             (2)         Class B Certificateholders                                                            6.008333

      B)     The amount of the distribution set forth in paragraph 1 above in respect of principal of the 1996-3 Certificates, per $1,000 original certificate principal amount
             (1)         Class A Certificateholders                                                            0.000000
             (2)         Class B Certificateholders                                                            0.000000

      C)     The amount of the distribution set forth in paragraph 1 above in respect of interest on the 1996-3 Certificates, per $1,000 original certificate principal amount
             (1)         Class A Certificateholders                                                            5.866667
             (2)         Class B Certificateholders                                                            6.008333


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                                 April 16, 2001
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
II.   INFORMATION REGARDING THE PERFORMANCE OF THE TRUST

      A)     Collections
             (1)         The aggregate amount of Collections processed with respect to the preceding Monthly Period and allocated to the Series 1996-3
                         Certificates was equal to                                                        142,790,070.20
             (2)         The Payment Rate with respect to the preceding Monthly
                         Period was equal to                                                                      13.72%
                         The monthly payment rate for the 2nd preceding Monthly                                       57
                         Period was equal to                                                                      12.01%
                         The monthly payment rate for the 3rd preceding Monthly                                       56
                         Period was equal to                                                                      14.16%
             (3)a.       The aggregate amount of Collections of Principal Receivables processed with respect to the preceding Monthly Period which
                         were allocated in respect of the Series 1996-3 Certificates                      138,033,453.61
             (3)b.       The aggregate amount of Investor Defaults treated as
                         Available Principal Collections pursuant to
                         sections 4.08 a.(iii), 4.10 (b),(e),(I)                                            1,362,475.96
             (4)         The aggregate amount of Collections of Finance Charge
                         Receivables processed with respect to the preceding Monthly
                         Period which were allocated in respect of the Series 1996-3 Certificates           4,756,616.59

      B)     Deficit Controlled Amortization Amount                                                                 0.00

      C)     Principal Receivables in the Trust and Allocation Percentages
             (1)         The aggregate amount of Principal
                         Receivables in the Trust as of the end of
                         the preceding Monthly Period (represented
                         by the Seller Interest, the Investor
                         Interest of Series 1996-3, and the Investor Interest
                         of all other outstanding Series)                                               2,676,287,016.23
             (2)         The Investor Interest as of the last day of the preceding Monthly Period
                         (a)          Investor Interest                                                 1,032,085,593.58
                         (b)          Class A Investor Interest                                           957,220,000.00
                         (c)          Class B Investor Interest                                            42,780,000.00
                         (d)          Collateral Interest                                                  32,085,593.58
             (3)         The Investor Interest set forth in paragraph C(2)(a) above as a percentage of the aggregate amount of Principal Receivables
                         set forth in paragraph C(1) above                                                      38.5641%
             (4)         The Class A Investor Interest set forth in paragraph C(2)(b)
                         above as a percentage of the aggregate amount of Principal
                         Receivables set forth in paragraph C(1) above                                          35.7667%
             (5)         The Class B Investor Interest set forth in paragraph C(2)(c)
                         above as a percentage of the aggregate amount of Principal
                         Receivables set forth in paragraph C(1) above                                           1.5985%
             (6)         The Collateral Interest set forth in paragraph C(2)(d) above as a percentage of the aggregate amount of Principal Receivables
                         set forth in paragraph C(1) above                                                     1.198885%
             (7)         The Class A Floating Percentage                                                        73.9671%
             (8)         The Class B Floating Percentage                                                        14.8758%
             (9)         The Class B Principal Percentage                                                        3.9999%
             (10)        The Collateral Floating Percentage                                                     11.1571%

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                                 April 16, 2001
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
             (11)        The Collateral Principal Percentage                                                     6.5001%
             (12)        The Floating Allocation Percentage                                                     10.5940%
             (13)        The Principal Allocation Percentage                                                    39.3994%


     D)      Portfolio Yield and Base Rate
             (1)         The annualized Portfolio Yield for the preceding Monthly Period
                         was equal to                                                                            10.63%
                         The annualized portfolio yield for the 2nd preceding Monthly                                57
                         Period was equal to                                                                     11.07%
                         The annualized portfolio yield for the 3rd preceding Monthly                                56
                         Period was equal to                                                                     13.00%
                         The three month average Portfolio Yield was equal to                                    11.57%
             (2)         Base Rate for the preceding Monthly Period was equal to                                  7.60%
                         The Base Rate for the 2nd preceding Monthly                                                 57
                         Period was equal to                                                                      7.83%
                         The Base Rate for the 3rd preceding Monthly                                                 56
                         Period was equal to                                                                      8.06%

      E)     Delinquent Balances
             The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the last day of the preceding Monthly Period:

             Up to 29 Days
             Aggregate Account Balance                                                                   130,582,265.65
             As a Percentage of Receiveables                                                                      4.65%

             (2) 30 - 59 Days
             Aggregate Account Balance                                                                    39,471,575.78
             As a Percentage of Receiveables                                                                      1.40%

             (3) 60 - 89 Days
             Aggregate Account Balance                                                                    28,918,253.83
             As a Percentage of Receiveables                                                                      1.03%

             (4) 90 or More Days
             Aggregate Account Balance                                                                    62,454,542.71
             As a Percentage of Receiveables                                                                      2.22%

             Total
             Aggregate Account Balance                                                                   261,426,637.97
             As a Percentage of Receiveables                                                                      9.30%


      F)     Investor Default Amount
             (1)         The aggregate amount of all defaulted Principal Receivables written off as uncollectible with respect to Billing Cycles ending during the preceding
                         Monthly Period allocable to the Investor Interest less Recoveries allocable to the Investor Interest (the Series
                         1996-3 Aggregate Investor Default Amount)                                         1,362,475.96
             (2)         The portion of the series 1996-3 Aggregate
                         Investor Default Amount allocable to the Class A
                         Investor Interest (the Class A Investor Default
                         Amount)                                                                           1,007,784.52

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                                 April 16, 2001
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
             (3)         The portion of the Series 1996-3 Aggregate Investor Default Amount
                         allocable to the Class B Investor Interest (the Class B
                         Investor Default Amount)                                                            202,679.22
             (4)         The portion of the Series 1996-3 Aggregate Investor Default Amount
                         allocable to the Collateral Investor Interest (the Collateral
                         Investor Default Amount)                                                            152,012.22
             (5)         The annualized investor default percentage (Series 1996-3 Aggregate
                         Investor Default Amount/Investor Interest) x 12 for the preceding
                         Monthly Period was equal to                                                               1.58%
                         The annualized investor default % for (the 2nd preceding Monthly Period), the               57
                         Monthly Period, was equal to                                                             2.03%
                         The annualized investor default % for (the 3rd preceding Monthly Period), the               56
                         Monthly Period, was equal to                                                              2.46%

      G)     Investor Charge Offs
             (1)         The aggregate amount of Class A Investor Charge-Offs for the preceding
                         Monthly Period                                                                            0.00
             (2)         The aggregate amount of Class A Investor Charge Off per $1,000 original
                         Certificate Principal Amount                                                              0.00
             (3)         The aggregate amount of Class A Investor Charge-Offs reimbursed on the
                         Transfer Date immediately preceding the Distribution Date                                 0.00
             (4)         The amount of the reimbursed Investor Charge-Offs set forth in paragraph
                         G(2) above, per $1,000 original Class A Certificate principal amount                      0.00
             (5)         The aggregate amount of Class B Investor Charge-Offs for such
                         Monthly Period                                                                            0.00
             (6)         The aggregate amount of Class B Investor Charge Off per $1,000 original
                         Certificate Principal Amount                                                              0.00
             (7)         The aggregate amount of Class B Investor Charge-Offs reimbursed on the
                         Transfer Date immediately preceding such Distribution Date                                0.00
             (8)         The amount of the reimbursed Investor Charge-Offs set forth in paragraph
                         G(6) above, per $1,000 original Class B Certificate principal amount                      0.00
             (9)         The aggregate amount of Investor Charge-Offs                                              0.00
             (10)        The aggregate Investor Charge Off per $1,000 Original Certificate
                         Principal Amount                                                                          0.00
             (11)        The aggregate amount of reimbursed Investor Charge-Offs                                   0.00
             (12)        The amount of the reimbursed Investor Charge-Offs set forth in paragraph
                         G(9) above, per $1,000 original Investor principal amount                                 0.00

      H)     Shared Excess Finance Charge Collection
             The aggregate amount of shared Excess Finance Charge Collections during the preceding
             Monthly Period which were allocated to the Series 1996-3 Certificates                                 0.00

      I)     Shared Principal Collections
             The aggregate amount of Shared Principal Collections during the preceding Monthly Period
             allocated to the Series 1996-3 Certificates                                                           0.00

      J)     Reallocated Principal Collections
             (1)         Collections of Principal Receivables allocable to Class B Certificates paid with respect to Class A Certificates to make up deficiencies in Class

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             Chase Manhattan Credit Card Master Trust Series 1996-3
                                 April 16, 2001
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
                         A Required Amount for any Monthly Period                                                  0.00
             (2)         Collections of Principal Receivables allocable to Collateral Interest paid with respect to Class B Certificates to make up deficiencies
                         in Class B Required Amount                                                                0.00

      K)     Monthly Investor Servicing Fee
             (1)         The amount of the Monthly Investor Servicing Fee payable by
                         the Trust to the Servicer for the preceding Monthly Period                          515,249.56
             (2)         The amount of the Class A Monthly Servicing Fee payable by
                         the Trust for the preceding Monthly Period                                          381,115.37
             (3)         The amount of the Class B Monthly Servicing Fee payable by
                         the Trust to the Servicer for the preceding Monthly Period                           76,647.50
             (4)         The amount of the Collateral Monthly Servicing Fee payable by
                         the Trust to the Servicer for the preceding Monthly Period                           57,486.69

      L)     Collateral Interest
             (1)         The Available Collateral Interest, as of the close of Transfer Date
                         for the preceding Monthly Period was equal to                                    32,085,593.58

      M)     Required Collateral Interest
             (1)         The Required Collateral interest as of the Transfer Date for the
                         preceding Monthly Period was equal to                                            32,085,593.58




III.  THE POOL FACTOR

      A)     The Pool Factor for the Record Date for the distribution to be made on the Distribution date (which represents the ratio of the amount of the Investor Interest as of such
             Record Date (determined after taking into account any reduction in the Investor
             Interest which will occur on the Distribution Date) to the Initial Investor Interest).
             The amount of a Certificateholders pro rata share of the Investor Interest can be determined by multiplying the original denomination of the Certificateholders
             Certificate by the Pool Factor.                                                                 0.96499907



                                            THE CHASE MANHATTAN BANK USA, N.A.
                                            Servicer

                                            By:
                                                -------------------------------
                                            Name:   Patricia Garvey
                                            Title:  Vice President